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                                  EXHIBIT 10.22


                                FIRST AMENDMENT
                             TO AMENDED AND RESTATED
                       JAFRA COSMETICS INTERNATIONAL, INC.
                              STOCK INCENTIVE PLAN

        This First Amendment (this "Amendment") to Amended and Restated Jafra Cosmetics International, Inc. Stock Incentive Plan (the "Plan") is made effective as of March 1, 2001 (the "Amendment Date"). Capitalized terms used and not otherwise defined in this Amendment shall have the meanings given such terms in the Plan.

        WHEREAS, the Board and the Holding Board previously adopted and approved the Plan which provides for, among other things, the issuance and sale, and the granting of options to purchase, Common Stock to select members of management of the Company and its subsidiaries;

        WHEREAS, Section 2.1(ii) of the Plan provides that the terms and conditions of any purchase of Common Stock under the Plan shall be set forth in a Subscription Agreement between Holding and the applicable Participant and that each Subscription Agreement shall be substantially in the form attached to the Plan as Exhibit B (the "Plan Subscription Agreement"), unless the Board, in consultation with the Holding Board, determines otherwise;

        WHEREAS, Section 6(a) of the Plan Subscription Agreement provides for certain rights of Holding, CD&R Fund, and the Participant with respect to the repurchase of Common Stock in the event of termination of the Participant's employment with the Company or its subsidiary, and Section 7 of the Plan Subscription Agreement sets forth the time for repurchase and the manner in which the repurchase price is to be determined; and

        WHEREAS, the Board, in consultation with the Holding Board, has determined to amend the Plan by amending Section 6(a) and Section 7(a)(i) of the Plan Subscription Agreement to provide that, in the event of termination of the Participant's employment other than for Cause (as defined in the Plan Subscription Agreement), (x) the sixty-day period within which Holding may elect under Section 6(a) to repurchase the Common Stock (as more particularly described below, the "First Option Period") shall not begin until at least seven months after the date on which the Participant acquired the Common Stock and (y) the repurchase price shall be determined and repurchase shall occur, if at all, at least seven months after the date on which the Participant acquired the
Common Stock that is to be repurchased, all as hereinbelow more particularly set forth;
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        NOW THEREFORE, in consideration of the foregoing, the Plan is amended as follows:

1. Amendment to Section 6(a) of Plan Subscription Agreement (Exhibit B to the
Plan). The Plan Subscription Agreement (Exhibit B to the Plan) is hereby amended by restating the first two sentences of Section 6(a) thereof in their entirety as follows:

         "(a) Termination of Employment. If the Purchaser's active employment with Holding or any Subsidiary thereof that employs the Purchaser is terminated for any reason whatsoever, Holding shall have an option to purchase all or a portion of the Shares then held by the Purchaser (or, if his or her employment was terminated by his or her death, his or her estate) and shall have 60 days from the later of the date of termination of Purchaser's employment or the date that is seven months after the date of the Purchaser's acquisition of the Shares pursuant to this Agreement (such date, the "Option Start Date" and, such 60-day period, the "First Option Period") during which to give notice in writing to the Purchaser (or his estate) of its election to exercise or not to exercise such option, in whole or in part; provided that, if such Purchaser is terminated for Cause, the Option Start Date shall be the date of termination of such Purchaser's employment. Holding hereby undertakes to use reasonable efforts to act as promptly as practicable following the Option Start Date to make such election."

2. Amendment to Section 7(a)(i) of Plan Subscription Agreement (Exhibit B to the
Plan). The Plan Subscription Agreement (Exhibit B to the Plan) is hereby amended by restating Section 7(a)(i) thereof in its entirety as follows:

               "Purchase Price. (i) For the purposes of any purchase of the Shares pursuant to Section 6, and subject to Section 11(c), the purchase price per Share to be paid to the Purchaser (or his estate) for each Share (the "Purchase Price") shall be the Fair Market Value (determined in accordance with paragraph (ii) below) of such Share as of the later of seven months after the date of the Purchaser's acquisition of such Share or the effective date of the termination of employment or determination of financial hardship, as the case may be, that gives rise to the right or obligation to repurchase (such date, the "Determination Date"), provided that if the Purchaser's employment is terminated by Holding or any Subsidiary thereof that employs the Purchaser for Cause, the Purchase Price for such Shares shall be the lesser of (i) the Fair Market Value of such Shares as of the effective date of such termination of employment and (ii) the price at which the Purchaser purchased such Shares from Holding."



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3. Subscription Agreements entered into after the Amendment Date. Unless the
Board, in consultation with the Holding Board, determines otherwise and notwithstanding the form of Subscription Agreement initially attached to the Plan as Exhibit B, or any other term or provision of the Plan, any Subscription Agreement entered into after the Amendment Date shall incorporate the amended and restated provisions of Section 6(a) and Section 7(a)(i) of the Plan Subscription Agreement set forth in Sections 1 and 2 above.

4. No Further Modification. Except as expressly amended hereby, the Plan remains unmodified and in full force and effect.

        IN WITNESS WHEREOF, the Company has caused this Amendment to be executed effective as of the Amendment Date.


                                    Jafra Cosmetics International, Inc.


                                      By: /s/ RALPH S. MASON, III
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                                      Name:  Ralph S. Mason, III
                                      Title: Executive Vice President and
                                             General Counsel


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